Exhibit 10.2

Amendment # 3 to Manufacturing Services Agreement

Between: iRobot Corporation and Jabil Circuit, Inc.

PARTIES

(1)	iRobot Corporation, a Delaware corporation with its principal place of business at 8 Crosby Drive, Bedford, Massachusetts, 01730, USA ("iRobot").

(2)
Jabil Circuit, Inc., a Delaware corporation having its place of business at 10560 Dr. M.L. Jing Jr. Street, North St. Petersburg, Florida 33716 (hereinafter referred to as "Jabil") (collectively the "Parties").

WHEREAS, the Parties executed the Manufacturing Services Agreement dated March 18, 2010 as amended by Amendment No. 1 to the Manufacturing Services Agreement dated April 13, 2015, and the Amendment No. 2 to the Manufacturing Services Agreement dated August 1, 2016 (the "Agreement").

WHEREAS, pursuant to clause 25.3 of the Agreement, the Parties wish to amend the Agreement;

For good and valuable consideration, Effective as of February 10, 2017, the following amendment(s) are hereby agreed:

iRobot as the holding company of Guangzhou iRobot Robot Technology Consulting Company Limited hereby unconditionally and irrevocably guarantees the due and punctual performance and observance by Guangzhou iRobot Robot Technology Consulting Company Limited of all of its obligations under the Agreement, and shall assume all liabilities of Guangzhou iRobot Robot Technology Consulting Company Limited arising from and/or in connection with the Agreement ("Guarantee").

This Guarantee shall be held by iRobot as a continuing security notwithstanding any intermediate payment or settlement or satisfaction of the whole or any part of any sum or sums of money due or owing as aforesaid or otherwise.

WHEREAS, pursuant to clause 9.2 of the Agreement, the Parties wish to amend the Agreement for any Products transacted in RMB only with the addition of clause 9.2a as the following:

Base on the exchange rate in the first quote, if the fluctuation threshold between the fixed exchange rate and the published exchange rate exceeds +/-3%, re-quote will be needed on the last working day of every month. *Published exchange rate: shall be used as the reference to measure the difference against the fixed exchange rate. Suggest to use the "Middle Rate" as a measuring reference for both parties. Reference link: (http://www.boc.cn/sourcedb/whpj/enindex.html)

Signed by a duly authorised director or officer for and on behalf of iRobot Corporation
Print full name:	Oscar Zamorano	Signature:
Position:	SVP Operations & Supply Chain	/s/ Oscar Zamorano

Signed by a duly authorised director or officer for and on behalf of Jabil Circuit, Inc.
Print full name:	Mark Chin	Signature:
Position:	Business Director	/s/ Mark Chin